UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 20, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 20, 2011, SuccessFactors, Inc. (the “Company”) entered into an executive employment agreement (the “Employment Agreement”), effective May 11, 2011, with Lars Dalgaard, the Company’s Chief Executive Officer, and granted him Performance Share Units (the “PRSU”) and restricted stock units (“RSUs”).

The Employment Agreement provides for the following material terms:

Salary and Bonus

Mr. Dalgaard’s annual base salary will be $600,000 per year, with an annual on target bonus of $600,000, which may be paid at up to 275% of the target amount with exceptional performance. The salary and target bonus changes will be effective as of April 1, 2011. The bonus will be reviewed annually by the Compensation Committee of the Company’s Board of Directors (the “Board”).

Termination Benefits

Termination without Cause or Resignation for Good Reason in the Absence of a Change in Control. If Mr. Dalgaard’s employment is terminated without “Cause” or if he resigns for “Good Reason,” he will be entitled to a lump sum cash payment equal to 150% of his base salary and his then current target bonus. He will also be entitled to reimbursement for 18 months of COBRA insurance premiums. He will also be available, if requested by the Company, to consult for the Company for a period of 12 months, not to exceed 10 hours per month and will be paid at a rate of $500 per hour. Mr. Dalgaard will also receive 18 months of acceleration for any outstanding unvested stock options or RSUs and will have a 12 month post-termination exercise period for any outstanding stock options. Unearned shares covered by the PRSU will be treated as described below. The receipt of the foregoing benefits requires Mr. Dalgaard to execute a release of claims in favor of the Company.

“Cause” for purposes of the above description shall mean Mr. Dalgaard’s (i) failure to substantially perform, or gross negligence in the performance of, his duties after there has been delivered to Mr. Dalgaard a written demand for performance which describes the specific deficiencies in Mr. Dalgaard’s performance and the specific manner in which Mr. Dalgaard’s performance must be improved, and which provides Mr. Dalgaard thirty (30) days from the date of notice to remedy such performance deficiencies; (ii) commission of any act of fraud, gross misconduct or dishonesty with respect to the Company; (iii) conviction of, or plea of guilty or “no contest” to, a felony or a crime involving moral turpitude; (iv) material breach of the Employment Agreement or any proprietary information and inventions or confidentiality agreement with the Company; or (v) failure to follow the lawful directions of the Board.

“Good Reason” for purposes of the above description shall mean any of the following taken without Mr. Dalgaard’s written consent with sixty (60) days notice to the Company and thirty (30) days opportunity to cure, after which Mr. Dalgaard terminates employment within thirty (30)

days of the Company’s failure to cure: (i) a change in the Mr. Dalgaard’s title of Chief Executive Officer of the Company or a material reduction in the Mr. Dalgaard’sduties or responsibilities that is inconsistent with Mr. Dalgaard’s position as Chief Executive Officer of the Company or its successor; (ii) a requirement by the Company that Mr. Dalgaard relocate Mr. Dalgaard’s principal office to a facility more than 50 miles from the Company’s current headquarters without Mr. Dalgaard’s consent; (iii) a reduction in Mr. Dalgaard’s annual base salary by more than 10% (other than in connection with a general decrease in the salary of all executive officers of the Company) or (iv) a material breach by the Company of the Employment Agreement.

Termination without Cause or Resignation for Good Reason Following a Change in Control. If Mr. Dalgaard’s employment is terminated without Cause or he resigns for Good Reason during the period of time beginning on the date the definitive agreement contemplated in a Change in Control is executed and ending on either the date that is 12 months following a Change in Control (if the Change in Control is consummated) or the date of termination of such agreement (if the Change in Control is not consummated), he will receive the benefits under the Company’s Change in Control Plan, except that the PRSU will be accelerated as provided below, all subject to him executing a two-year non-competition agreement. Mr. Dalgaard will also receive full of acceleration for any outstanding unvested stock options or RSUs and will have a 12 month post-termination exercise period for any outstanding stock options. The receipt of the foregoing benefits requires Mr. Dalgaard to execute a release of claims in favor of the Company.

A “Change in Control” is as defined in the Company’s Change in Control Plan. For proposes of the preceding paragraph only, “Cause” and “Good Reason” are as defined in the Company’s Change in Control Plan.

Equity Awards

Mr. Dalgaard received two grants of restricted stock units, one being time-based and the other being performance-based.

The time-based RSU covers 81,967 shares vesting 25% annually over four years, with the vesting commencement date being March 16, 2011. The PRSU earned at target covers 99,999 shares with the opportunity to earn up to a maximum of 199,998 shares. The PRSU has three performance periods described below, and vests at the end of each performance period, subject to the applicable performance metrics being satisfied.

Under the PRSU, shares are earned based on two performance metrics: (1) the performance of the Company’s common stock price (inclusive of dividends) (“TSR”); and (2) the Company’s relative revenue growth achievement, each relative to a peer group of companies (“RRG”) listed in the PRSU agreement.

The first tranche of the PRSU will have a performance period measured against peer group company performance for 2011; the second tranche of the PRSU will be measured against peer group company performance for 2011-2012; and the third tranche of the PRSU will be measured against peer group company performance for 2011-2013.

In the table set forth below is the number of target shares for each year covered by the PRSU:

Year	PRSU at Target Based on RRG	PRSU at Target Based on TSR	Target
2011	16,697	16,636	33,333
2012	16,697	16,636	33,333
2013	16,697	16,636	33,333

The number of shares earned for each tranche will be based on the following targets and levels of achievement for each metric:

Performance Relative to Peers	Shares Covered by PRSU as a Percentage of Target
90th Percentile and above	200% of target
80th Percentile and above	150% of target
70th Percentile and above	100% of target
55th Percentile and above	75% of target
40th Percentile and above	50% of target
25th Percentile or less	0%

Achievement between the stated percentiles will be calculated using interpolation between points on a straight-line basis.

In the event of Mr. Dalgaard’s termination of employment by the Company without Cause (defined in “Termination without Cause or Resignation for Good Reason in the Absence of a Change in Control” above) or by Mr. Dalgaard for Good Reason (defined in “Termination without Cause or Resignation for Good Reason in the Absence of a Change in Control” above), then Mr. Dalgaard will become immediately vested in the number of shares at target representing the number of each full month of employment in the year in which such termination occurs plus an additional number of shares at target as if Mr. Dalgaard had continued in employment with the Company for eighteen (18) additional months following such termination date with proration for any calendar year in which Mr. Dalgaard has less than twelve (12) months of deemed continued service.

Upon a Change in Control, with no termination of employment, all performance metrics will be deemed to have been met at target and the target number of shares subject to the PRSU for each then outstanding performance period shall vest and be settled on each December 31st (subject to acceleration as described below).

In the event of a termination without “Cause” or a resignation for “Good Reason” within the meaning of the Company’s Change in Control Plan, all unvested shares covered by the PRSU shall vest and be settled at target. Any shares subject to the PRSU that are earned for a completed measurement period prior to such termination shall vest and be settled based on actual Company performance.

The Employment Agreement and the PRSU agreement are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Reference is made to the description of the Employment Agreement and the PRSU described in Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Executive Employment Agreement dated as of July 20, 2011 between the Company and Lars Dalgaard

99.2	Performance Share Unit Agreement between the Company and Lars Dalgaard

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith
Hillary B. Smith

Date:  July 22, 2011

Exhibit Index

Number	Description

99.1	Executive Employment Agreement dated as of July 20, 2011 between the Company and Lars Dalgaard

99.2	Performance Share Unit Agreement between the Company and Lars Dalgaard